UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2018 (June 1, 2018)
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Issuer Direct Corporation
(Exact name of registrant as specified in its charter)
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Delaware	1-10185	26-1331503
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

500 Perimeter Park Drive, Suite D, Morrisville, NC 27560
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (919) 481-4000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.     Submission of Matters to a Vote of Security Holders.

On June 1, 2018, Issuer Direct Corporation (the “Company”) held its 2018 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, there were 1,982,238 shares of common stock represented in person or by proxy of the 3,062,120 shares of common stock entitled to be cast, constituting a quorum. The Company's stockholders approved the three proposals listed below, which proposals are described in detail in the Company's definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 20, 2018 (the “Proxy Statement”). The final votes on the proposals presented at the Annual Meeting are as follows:

PROPOSAL 1: TO ELECT FIVE (5) DIRECTORS TO SERVE UNTIL THE NEXT ANNUAL MEETING OR UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

	Number of Votes Entitled to be Cast	Votes For	Votes Against	Broker Non Votes
Brian R. Balbirnie	3,062,120	1,812,470	114,003	-
William H. Everett	3,062,120	1,883,593	42,879	-
Eric Alan Frank	3,062,120	1,886,437	40,035	-
J. Patrick Galleher	3,062,120	1,886,437	40,035	-
Michael Nowlan	3,062,120	1,886,437	40,035	-

PROPOSAL 2: AN ADVISORY VOTE ON EXECUTIVE COMPENSATION AS DISCLOSED IN THE PROXY STATEMENT.

Number of Votes Entitled to be Cast	Votes For	Votes Against	Votes Abstaining
3,062,120	1,924,653	323	1,497

PROPOSAL 3: TO RATIFY THE APPOINTMENT BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF CHERRY BEKAERT, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2018.

Number of Votes Entitled to be Cast	Votes For	Votes Against	Votes Abstaining
3,062,120	1,982,231	7	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Issuer Direct Corporation

Date: June 1, 2018	By:	/s/ Brian R. Balbirnie
Brian R. Balbirnie
Chief Executive Officer